2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

DevvStream

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on September 9, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE AT THE MEETING –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/devvstream/2026**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE SPECIAL COMMITTEE TO THE DEVVSTREAM BOARD UNANIMOUSLY RECOMMENDS THAT DEVVSTREAM SHAREHOLDERS VOTE "FOR" THE DEVVSTREAM MERGER PROPOSAL, "FOR" THE DEVVSTREAM DOMESTICATION PROPOSAL AND "FOR" THE DEVVSTREAM ADJOURNMENT PROPOSAL.

Please mark your votes like this X

Proposal	FOR	AGAINST	ABSTAIN
Proposal No. 1 - The DevvStream Merger Proposal: a proposal to adopt and approve the BCA, the DevvStream Merger and other transactions contemplated thereby (the "DevvStream Merger Proposal");	☐	☐	☐
Proposal No. 2 - The DevvStream Domestication Proposal: a proposal to approve the Domestication (the "DevvStream Domestication Proposal"); and	☐	☐	☐
Proposal No. 3 - The DevvStream Adjournment Proposal: a proposal to adjourn the DevvStream Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for or otherwise in connection with, the approval of one or more proposals at the DevvStream Special Meeting (the "DevvStream Adjournment Proposal").	☐	☐	☐

Each of the DevvStream Merger Proposal and the DevvStream Domestication Proposal is cross-conditioned on the approval of the other. The DevvStream Adjournment Proposal is not conditioned on the approval of any other proposal. The DevvStream Board does not expect to transact any other business at the DevvStream Special Meeting, except such business as may be properly brought before the DevvStream Special Meeting or any adjournment thereof by or at the direction of the DevvStream Board in accordance with the by-laws of DevvStream.

Print the name of the person you are appointing as your proxy if this person is someone other than the named proxies:

____

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________ **2026.**

Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders of DevvStream Corp. to be held on September 10, 2026

To view the 2026 Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/devvstream/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DEVVSTREAM CORP.

Only shareholders of record on the books of DevvStream at the close of business on July 29, 2026 will be entitled to vote at the DevvStream Special Meeting or any adjournment or postponement thereof. If a new record date is set, you will be entitled to vote at the DevvStream Special Meeting if you hold DevvStream common shares as of such new record date.

Your vote is very important. Please vote whether or not you plan to attend the DevvStream Special Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. The accompanying joint proxy statement/prospectus describes the proposals in more detail. Please refer to the attached documents, including the BCA and all other annexes, for further information with respect to the business to be transacted at the DevvStream Special Meeting. You are encouraged to read the entire document carefully before voting. A summary of the BCA is included in the accompanying joint proxy statement/prospectus in the section entitled "*Summary of Joint Proxy Statement/Prospectus - the Business Combination and the BCA*" and a copy of the BCA is attached as Annex A to the accompanying joint proxy statement/prospectus, which is incorporated by reference into this notice to the same extent as if fully set forth herein. In addition, see the section entitled "Risk Factors" beginning on page 24 of the accompanying joint proxy statement/prospectus for an explanation of the material risks associated with the Business Combination and the other transactions contemplated by the BCA.

When you consider the recommendation on the proposals by the Special Committee to the DevvStream Board you should keep in mind that certain of DevvStream's directors and executive officers have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder.

Each shareholder has the right to appoint a person who need not be a shareholder, to attend and represent them at the DevvStream Special Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Continued and to be marked, dated and signed on the other side)